Exhibit 23.6

November 25, 2003

Board of Directors
BNW Bancorp
100 Grand Avenue
Bellingham, Washington 98225

Ladies and Gentlemen:

        We hereby consent to the references to our firm in the Registration Statement on Form S-4 related to the proposed merger involving Pacific Financial Corporation and BNW Bancorp, and to the inclusion of our opinion letter dated October 21, 2003, as Appendix D to the proxy statement/prospectus.

                      Very truly yours,

                      D.A. DAVIDSON & CO.

By:	/s/ ALBERT V. GLOWASKY Managing Director